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                                                                    EXHIBIT 10.1

                                                                         ANNEX A

                         GABRIEL/TRIVERGENT CORPORATION

                             EMPLOYEE INCENTIVE PLAN



         1. Purpose. The purpose of the Gabriel/TriVergent Corporation Employee Incentive Plan is to provide additional incentives to employees and others to advance the interests of Gabriel Communications, Inc., a Delaware corporation ("Gabriel"), and TriVergent Corporation, a Delaware corporation and wholly owned subsidiary of Gabriel ("TriVergent"), and to enable Gabriel and TriVergent to attract and retain the services of other highly competent employees and others.

         By action of the Board of Directors of Gabriel and pursuant to the Agreement and Plan of Merger dated as of June 9, 2000 (the "Merger Agreement") by and among Gabriel, Triangle Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Gabriel, and TriVergent, formerly known as State Communications, Inc., at the effective time of the merger contemplated by the Merger Agreement, Gabriel assumed the TriVergent Corporation Amended and Restated Employee Incentive Plan, which plan was amended and restated to redesignate such plan as an employee incentive plan of Gabriel (the "Plan"). The Plan was adopted by the Board of Directors [and approved by the stockholders of Gabriel.] Under the terms of the Merger Agreement, options to acquire shares of common stock of Gabriel, par value $0.01 per share ("Common Stock"), under the Plan were substituted for options to acquire common stock, par value $0.001 per share, of TriVergent outstanding under the Plan prior to the merger ("TriVergent Options"). Such substitute options have terms and conditions substantially identical to the TriVergent Options, as adjusted for the merger exchange ratio
of       shares of Common Stock for each outstanding share of TriVergent Common
Stock and except, under certain circumstances, with respect to the vesting provisions of the TriVergent Options as provided in the Merger Agreement.

         2. Eligibility. Qualified Options and Non-qualified Options (collectively, "Options") and Bonus Stock Awards and Restricted Stock Awards (collectively, "Awards") hereunder may be


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granted to employees of TriVergent or any subsidiary or affiliate of TriVergent.
Non-qualified Options hereunder may also be granted any others that the Board of Directors of Gabriel (the "Board of Directors"), in its sole discretion, shall determine. The Board of Directors, in its sole discretion, shall also determine the nature of the Options and Restricted Stock Awards to be granted and the terms and provisions of such Restricted Stock Awards and Options, subject to the limitations set forth in this Plan.

         3. Amount of Stock. Options and/or Awards for no more than 11,080,000 shares of Common Stock may be granted pursuant to this Plan. In the event that any Options or Awards granted under this Plan shall terminate, expire or be canceled, new Options or Awards may be granted with respect to the shares covered by such Options or Awards. However, to the extent that Options or other Awards granted under this Plan are exercised or become vested, respectively, the stock available for grant under the Plan shall be reduced. The aggregate number of shares of Common Stock that may be subject to Qualified Options is 11,080,000, subject to any adjustment as provided in Section 5(g). The maximum number of shares of Common Stock that may be subject to Options granted to any individual during a calendar year may not exceed 2,000,000 shares, subject to adjustment as provided in Section 5(g).

         4. Administration of Plan. This Plan shall be administered by the Board of Directors; provided that in the event that the shares of Common Stock of Gabriel become listed on a national stock exchange, this Plan shall be administered by a committee (the "Committee") which shall consist solely of individuals each of whom qualify as (i) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the regulations issued thereunder or (ii) a "nonemployee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the express provisions of the Plan, the Board (or the Committee) shall have plenary authority, in its discretion, to administer the Plan and to exercise all powers and authority either specifically granted to it under the Plan or necessary and advisable in the administration of the Plan, including, without limitation, the authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to


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determine the terms of all Options and Awards granted under the Plan (which need not be identical), the purchase price of the shares covered by each award, the individuals to whom and the time or times at which award shall be granted, whether an award shall be a Qualified Option, a Non-qualified Option, Bonus
Stock Award or Restricted Stock Award and the number of shares covered by each award; and to make all other necessary or advisable determinations with respect to the Plan. The determination of the Board (or the Committee) on such matters shall be conclusive. The Committee shall have the right at any time to delegate to the person then serving as Gabriel's chief executive officer its authority to take any permitted action under the Plan provided that (i) such action is not otherwise required to be taken by a "nonemployee director" or an "outside director" in order to comply either with Section 162(m) of the Internal Revenue Code or with Rule 16b-3 of the Exchange Act, respectively, and (ii) such person shall not have the right under any circumstance to grant Options to himself or herself.

         5. Terms and Conditions of Options intended to Qualify as Incentive Stock Options Under the Internal Revenue Code. ("Qualified Options"). All Qualified Options approved for grant by the Board of Directors shall be evidenced by written stock option agreements in such form as the Board of Directors may designate. Each such agreement shall incorporate the terms of this Plan and shall also be subject to the provisions of the Internal Revenue Code applicable to "incentive stock options", as that term is defined in Section 422 of the Internal Revenue Code. Each Qualified Option shall be subject to the following terms and conditions, in addition to such other terms and conditions as the Board of Directors may deem advisable:

                  (a) Option Price. The option price for each share of Common Stock under a Qualified Option shall not be less than the fair market value ("Fair Market Value") of such share on the date that the Qualified Option is granted; provided, however, that a Qualified Option granted to an employee who is a ten (10%) percent or more stockholder of Gabriel shall not be less than one hundred and ten (110%) percent of the Fair Market Value of such share on such date. Prior to the date on which Gabriel becomes listed on a national stock exchange, unless the Board of Directors determines that an appraisal by an independent appraiser must be made as of the date the Qualified Option is


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granted, Fair Market Value shall be the most recent valuation of Common Stock made for general stock transaction purposes. On and after the date Gabriel becomes listed on a national stock exchange, Fair Market Value shall be the average of the high and the low sales prices of a share of Common Stock on the date of grant (or, if not a trading day, on the last preceding trading day) as reported on the principal stock exchange on which the Common Stock is then listed or traded. If a Qualified Option is granted after the fiscal year end of Gabriel, but before the valuation as of such date is received, the option price shall be determined when such valuation is received by Gabriel. Each option agreement shall state the number of shares to which it pertains and the option price of such shares.

                  (b) Option Period. The option agreement shall set forth the period for which each Qualified Option is granted. It is anticipated that Qualified Options shall be exercisable with respect to twenty (20%) percent of the shares covered by such Qualified Option on each anniversary date of the grant of such shares, beginning with the first anniversary date of such grant, and shall be exercisable with respect to one hundred (100%) percent of the shares covered by such Qualified Option after the expiration of five (5) years from the date of grant. The Board of Directors shall have the discretion to vary the schedule pursuant to which such Qualified Options shall be exercisable, provided, that no Qualified Option shall be exercisable after the expiration of
(i) ten (10) years from the date of grant, with respect to an employee who is less than a ten (10%) percent stockholder of Gabriel, or (ii) five (5) years from the date of grant with respect to an employee who is a ten (10%) percent or more stockholder of Gabriel.

         If the employee dies while in the employ of Gabriel, Qualified Options granted under this Plan may be exercised in whole or in part, but only to the extent that the employee would have been entitled to exercise them if he had been living, for a period that does not exceed the lesser of (i) the remaining term of such Qualified Option, or (ii) nine (9) months after the employee's death. Any Qualified Options not exercised within such period shall expire. Such Qualified Options may be exercised by the executor or administrator of the employee's Gabriel or such other person as the employee may designate in his will.

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         If the employee terminates employment with Gabriel for any reason other than death, Qualified Options may be exercised in whole or in part, but only to the extent vested at the employee's termination for a period that does not exceed the lesser of (i) the remaining term of such Qualified Option or (ii) ninety (90) days after the employee's termination.

                  (c) Assignability. A Qualified Option granted pursuant to this Plan shall be exercisable only by the employee to whom it is granted and shall not be assignable by him otherwise than by will or by the laws of descent and distribution.

                  (d) Manner of Exercise. The Board of Directors may impose such conditions and restrictions upon the exercise of Qualified Options as it may deem advisable. Payment shall be made in cash or, unless otherwise prohibited in the applicable stock option agreement, in shares of Common Stock already owned by the holder of the option or partly in cash and partly in such shares; provided, however, that if shares of Common Stock are to be used to satisfy the exercise price, such shares shall have been acquired (i) at least six months prior to the exercise date or (ii) in an open market purchase price. No shares may be issued until full payment of the purchase price therefor has been made. The options, to the extent vested, shall be exercisable in whole at any time or in part from the time to time during the term of the option, but not as to less than 100 shares (or the shares then purchasable under the option if less than 100 shares) remain available for purchase. In addition, it shall be a condition to the obligation of Gabriel to issue or transfer shares of stock upon exercise of a Qualified Option or upon the disposition of shares acquired pursuant to a Qualified Option that the employee pay to Gabriel, upon its demand, such amount as may be requested by Gabriel in order to satisfy its obligation to withhold Federal and state income taxes with respect to such disposition. The taxable value of the Qualified Option at the time of disposition shall be reported to the Internal Revenue Service for the year in which disposition occurs.

                  (e) Rights as a Stockholder. The holder of a Qualified Option granted under this Plan shall not by reason thereof have any right as a stockholder until shares of Common


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Stock are issued to him or her.

                  (f) Restrictions Upon Shares Issued Pursuant to Qualified Options. Prior to an initial public offering by Gabriel shares of Common Stock ("IPO"), all shares issued pursuant to the exercise of Qualified Options granted hereunder shall be subject to the following restrictions, and certificates evidencing such shares shall be appropriately legended to give notice of such restrictions:

                           (i) If such shares are issued to an employee of Gabriel and such employee's employment is terminated for any reason, then, and any time within six (6) months after the termination of such employee's employment, Gabriel may, at its option, require such employee to sell all or any portion of such shares to Gabriel at their then fair market value, as defined in Section 5.(a) hereof.

                           (ii) All shares acquired pursuant to Qualified Options hereunder shall be subject to a right of first refusal in favor of Gabriel and may not be sold, assigned or otherwise transferred unless first offered to Gabriel on the same terms and conditions.

         These restrictions will cease and no longer be effective on and after the date of an IPO.

                  (g) Adjustment in the Event of Change in Stock. In the event of any change in the outstanding stock of Gabriel by reason of stock dividend, stock split, recapitalization, reorganization, merger, split up or the like, the number and kind of shares under outstanding option agreements pursuant to this Plan and the option price as well as the maximum number of shares of Common Stock that may be granted under the Plan, the maximum number of shares of Common Stock that may be subject to Qualified Options and the maximum number of shares of Common Stock that may be subject to options granted to any individual during a calendar year shall be appropriately adjusted as determined by the Board of Directors, in its discretion, so as to preserve, but not increase, the benefits to the holders of such Qualified Options.

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                  (i) Prohibition of Tandem Options. No grant of tandem stock options may be made, nor may Qualified Options and Non-qualified Options be granted under any sort of arrangement where the exercise of one affects the right to exercise the other.

                  (j) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which Qualified Options are exercisable for the first time by a holder during any calendar year (under all such plans of Gabriel and its subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). In the event that this limit is exceeded, any option that was intended to constitute a Qualified Option that and which is in excess of this limitation shall automatically be converted into a Non-qualified Option.

         (6) Terms and Conditions of Non-qualified Options. All Non-qualified Options approved for grant by the Board of Directors shall be evidenced by written stock option agreements in such form as the Board of Directors may designate. Each such option agreement shall incorporate the terms of this Plan and shall be subject to the following terms and conditions, in addition to such other terms and conditions as the Board of Directors may deem advisable:

                  (a) Option Price. The option price for each share of Gabriel Common Stock under a Non-qualified Option shall be the fair market value of such share, as defined in Section 5(a) hereof, subject to the authority of the Board of Directors to designate an option price either less than or more than such Fair Market Value; provided, however, that in no event will the option price be less than 85% of the Fair Market Value of a share of Common Stock on the date of grant.

                  (b) Option Period. The option agreement shall set forth the period for which each Non-qualified Option is issued. In general, subject to the discretion of the Board of Directors to set some other period, a Non-qualified Option may be exercised with respect to twenty (20%) percent of the shares covered by such Non-qualified Option on each anniversary date of the grant of such shares, beginning with the first anniversary date of such grant, and shall be exercisable with respect to one hundred (100%) percent of the shares covered by such Non-qualified Option


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after the expiration of five (5) years from the date of grant. If the employee ceases to be employed by Gabriel, all of that employee's Non-Qualified Options that have become exercisable according to the terms of this Plan shall be exercisable for a period of sixty (60) days following the date of termination of the employee's employment after which time they shall expire.

                  (c) Assignability. Unless the Board (or the Committee) shall otherwise determine, Non-qualified Options may not be transferred other than by will or by the laws of descent and distribution. The designation of a beneficiary by an optionee shall not constitute a transfer. With the approval of the Board (or the Committee), a nonqualified stock option may be transferred by gift to any member of the optionee's immediate family or a trust established for such family members. For the purposes of this Section 6(c), "immediate family" shall mean the spouse, children and grandchildren, parents, grandparents, form spouses, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the employee's household (other than as tenant or employee).

                  (d) Manner of Exercise. The Board of Directors may impose such conditions and restrictions upon the exercise of Non-qualified Options as it may deem advisable. Payment shall be made as provided in Section 5(d). In addition, it shall be a condition to the obligation of Gabriel to issue or transfer shares of stock upon grant of a Non-qualified Option, upon exercise of a Non-qualified Option or upon the disposition of shares acquired pursuant to a Non-qualified Option that the individual pay to Gabriel, upon its demand, such amount as may be requested by Gabriel in order to satisfy its obligation to withhold Federal and state income taxes with respect to such grant, exercise or disposition. The taxable value of the Non-qualified Option at the time of grant, exercise or disposition, as the case may be, shall be reported to the Internal Revenue Service for the year in which grant, exercise or disposition occurs.

                  (e) Rights as a Stockholder. The holder of a Non-qualified Option granted under this Plan shall not by reason thereof have any right as a stockholder until shares of Common Stock are issued to him or her.

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                  (f) Restrictions Upon Shares Issued Pursuant to Non-qualified
Options. Prior to an IPO, all shares issued pursuant to the exercise of Non-qualified Options granted hereunder shall be subject to the following restriction, and certificates evidencing such shares shall be appropriately legended to give notice of such restrictions:

                           (i) If such shares are issued to an employee of Gabriel and such employee holder's employment is terminated for any reason, or if such shares are issued to a holder who is not an employee of Gabriel, then, at any time within six (6) months after the termination of such employee holder's employment or at any time within six (6) months after such issuance of shares to a non-employee holder, Gabriel may, at its option, require such holder to sell all or any portion of such shares to Gabriel at their then Fair Market Value, as defined in Section 5.(a) hereof.

                           (ii) All shares acquired pursuant to Non-qualified Options hereunder shall be subject to a right of first refusal in favor of Gabriel and may not be sold, assigned or otherwise transferred unless first offered to Gabriel on the same terms and conditions.

         These restrictions will cease and no longer be effective on and after the date of an IPO.

                  (g) Adjustment in the Event of Change in Stock. In the event of any change in the outstanding stock of Gabriel by reason of stock dividend, stock split, recapitalization, reorganization, merger, split up or the like, the number and kind of shares under outstanding option agreements pursuant to this Plan and the option price shall be appropriately adjusted by the Board of Directors, in its discretion, so as to preserve, but not increase, the benefits to the holders of such Non-qualified Options.

         7. Terms and Conditions of Restricted Stock Awards. Each share of Restricted Stock which may be awarded to an employee


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shall be subject to the following terms and conditions, in addition to such other terms and conditions as the Board of Directors may deem advisable:

                  (a) Price. Shares of Restricted Stock may be sold to employees for such price as the Board of Directors may determine or may be awarded for no consideration other than the employee's past and future services or other considerations, as the Board of Directors, in its sole discretion, shall deem appropriate.

                  (b) Risk of Forfeiture. All shares of Restricted Stock shall be forfeited and returned to Gabriel for cancelation if the employee ceases to be employed by Gabriel for any reason prior to the scheduled lapse of such risk of forfeiture as provided by the Board of Directors. Upon making any grant of Restricted Stock, the Board of Directors shall determine the schedule for lapse of such risk of forfeiture, which is anticipated to call for a lapse of the risk of forfeiture with respect to twenty (20%) percent of such shares on each anniversary of the grant of such shares, beginning with the first anniversary of such grant, until none of such shares are subject to such risk of forfeiture. The Board of Directors, however, shall have complete discretion to determine the manner in which such risk of forfeiture shall lapse.

                  (c) Assignability. No shares of Restricted Stock shall be sold, assigned or transferred by an employee so long as it remains subject to a risk of forfeiture hereunder.

                  (d) Rights as a Stockholder. A grantee, as owner of Restricted Stock, shall have the right to vote such shares and to receive all dividends, cash or stock, paid or delivered thereon. Such shares, however, may not be sold, assigned, pledged, hypothecated or otherwise transferred prior to the vesting of such shares.

                  (e) Buy Back and Right of First Refusal. If an employee leaves the employ of Gabriel for any reason, Gabriel may, at its option, purchase any shares of Restricted Stock which are not forfeited by reason of such termination of employment. Such option shall lapse unless exercised within six (6) months after such termination of employment. The purchase price shall be the fair market value, as defined in Section 5.(a) hereof, of


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such shares at the date of such termination of employment. All shares of stock awarded to employees hereunder shall permanently be subject to a right of refusal in favor of Gabriel and may not be sold, assigned or transferred to any person unless first offered for sale to Gabriel upon the same terms and conditions. This right of first refusal shall lapse on and after the date of an IPO.

                  (f) Legend. All certificates representing shares of Restricted Stock shall be appropriately legended to reflect the above restrictions.

                  (g) Withholding. An employee to whom shares of Restricted Stock are awarded shall be required to remit to Gabriel, upon demand, such amounts of money as may be required by Gabriel to satisfy Federal and Gabriel income tax withholding requirements with respect to such Restricted Stock. The value of the Restricted Stock at the time of vesting shall be reported to the Internal Revenue Service for the year in which vesting occurs.

         8. Terms and Conditions of Bonus Stock Awards. All Bonus Shares which may be awarded to an employee shall be subject to the following terms and conditions, in addition to such other terms and conditions as the Board of Directors may deem advisable:

                  (a) Price. Bonus Shares shall be awarded at the fair market value of such shares at date of award, as defined in Section 5(a) hereof, and shall be issued in the name of the grantee. The Bonus Shares shall be issued without the payment of any cash consideration by the grantee. However, it shall be a condition to issuance of the Bonus Shares that the grantee pay to Gabriel, upon its demand, such amount as may be requested by Gabriel in order to satisfy its obligation to withhold Federal and Gabriel income taxes with respect to such grant. The value of the Bonus Shares at the time of award shall be reported on the grantee's W-2 for the year in which the award is made.

                  (b) The Bonus Shares shall be issued against execution by the grantee of an Award Agreement.

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                  (c) Stockholder of Rights. A grantee, as owner of Bonus
Shares, shall have all of the rights of a stockholder, including the right to vote such shares and to receive all dividends, cash or stock, paid or delivered thereon.

                  (d) Buy Back and Right of First Refusal. All Bonus Shares awarded are subject to repurchase by Gabriel upon termination of the grantee's employment, for any reason, as follows:

                           (i) If termination of employment occurs within three
                           (3) years from date of award of the Bonus Shares, the price to be paid upon repurchase shall be the value of such Bonus Shares at date of award, plus interest at the annual prime rate less one (1%) percent during the period from date of award to date of repurchase, or

                           (ii) If termination of employment occurs after three
                           (3) years from date of award of the Bonus Shares, the price to be paid upon repurchase shall be their then fair market value as defined in Section 5.(a) hereof.

                  All shares of stock awarded to employees hereunder shall permanently be subject to a right of refusal in favor of Gabriel and may not be sold, assigned or transferred to any person unless first offered for sale to Gabriel upon the same terms and conditions. This right of first refusal shall lapse on and after the date of an IPO.

         9. Change in Control Acceleration. In the event of a Change in Control (as defined herein), (i) all outstanding Options shall immediately become exercisable, (ii) all Bonus Shares shall cease to be subject to a right of first refusal pursuant to Section 8 and (iii) all outstanding shares of Restricted Stock shall vest. For purposes hereof, a "Change of Control", shall mean the occurrence of any of the following events:

                           (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Gabriel or any subsidiary of Gabriel,


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                           or any trustee or other fiduciary holding securities
                           under an employee benefit plan of Gabriel or any subsidiary) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Gabriel representing fifty percent (50%) or more of the combined voting power of Gabriel's then outstanding securities;

                           (ii) during any period of two consecutive years beginning on or after the Second Restatement Date (as defined in Section 12), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv)) whose election by the Board or nomination for election by Gabriel's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

                           (iii) the stockholders of Gabriel approve a merger or consolidation of Gabriel with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of Gabriel outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Gabriel or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of Gabriel (or similar


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                           transaction) in which no "person" (as defined above
                           in clause (i)) acquires more than fifty percent (50%) of the combined voting power of Gabriel's then outstanding securities; or

                           (iv) the stockholders of Gabriel approve a plan of complete liquidation of Gabriel or an agreement for the sale or disposition by Gabriel of all or substantially all of Gabriel's assets or any transaction having a similar effect.

                  Notwithstanding the foregoing, with respect to Options, Bonus Shares and Restricted Stock granted or awarded on or after June 9, 2000, the transactions contemplated by and under the Merger Agreement shall not constitute a "Change in Control". Accordingly, the provisions of this Section 9 shall not be effective as to any such transaction with respect to any Options, Bonus Shares and Restricted Stock granted or awarded on or after June 9, 2000.

         10. Governmental Regulations. This Plan and the options and rights granted hereunder shall be subject to all applicable Federal and the laws of the State of Delaware. Gabriel shall not be required to issue stock prior to satisfaction of applicable registration requirements or necessary qualifications.

         11. Non-Uniform Determinations. Determinations by the Board of Directors with respect to Options, Awards, stock values and all other matters under this Plan need not be uniform or consistent and may be made selectively among employees, including among employees who are similarly situated, or others, at the sole discretion of the Board of Directors.

         12. Term of the Plan. This Plan originally became effective on January 12, 1998 and shall terminate on January 12, 2008, or such earlier date as may be determined by the Board of Directors. Termination of the Plan shall not affect the rights of holders of outstanding Qualified Options, Non-qualified Options or Restricted Stock Awards. The Plan was amended and restated as of April 19, 2000 (the "First Restatement Date"), and as of June 21, 2000 (the "Second Restatement Date").

         13. Amendment and Termination of the Plan. This Plan may


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be amended or terminated by the Board of Directors without stockholder approval;
provided, that the Board of Directors shall have no power without the approval of the stockholders of Gabriel to increase the total number of shares that may be issued pursuant to the Plan, or to amend the provisions of the Plan which establish the price of Qualified Options as the fair market value at date of grant or award. No amendment shall adversely affect the terms of an outstanding grant of an Option Award made hereunder without the consent of the holder of such Option or Award.

         14. Conflicting Terms. In the event that any provision of this Plan should conflict with any applicable provision of an agreement evidencing the grant of an Option or Award made hereunder, the terms of the Plan provision shall govern.

         15. Amendment Construction. No provision of this amended and restated Plan shall apply to (i) any outstanding Qualified Option to the extent that, if so applied, it would cause such Option to cease to qualify as an incentive stock option under Section 422 of the Internal Revenue Code or (ii) any outstanding Option to the extent that, if so applied, it would necessitate, in the opinion of Gabriel's independent accountants, a charge to Gabriel's earnings. Without limiting the generality of the foregoing, the last sentences of Sections 5(b) and 5(f) of the Plan as so amended (relating, respectively, to repurchase rights and post-employment continued exercisability of Options) shall not be applicable to any Qualified Option granted prior to the First Restatement Date and the applicable provisions of Sections 5(b) and 5(f) as in effect prior to the Second Restatement Date shall continue to apply to all Qualified Options granted prior to the Second Restatement Date.




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